                                                                     EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                     FIRST
                                                                  NINE MONTHS
                                                                  -----------
                                    1992  1993  1994  1995  1996  1996   1997
                                    ----  ----  ----  ----  ----  -----  -----
                                                 $ MILLIONS
Earnings before income taxes......  $ 76  $205  $294  $177  $214  $ 164  $ 199
Tax provision of 50% or more owned
 unconsolidated companies.........     3     3     6     5     6      2      6
Amortization of capitalized inter-
 est:
 Consolidated companies...........     3     3     3     2     3      2      3
 50% or more owned unconsolidated
  companies.......................     1     1     1     1     1      1    --
                                    ----  ----  ----  ----  ----  -----  -----
 Adjusted earnings before income
  taxes...........................    83   212   304   185   224    169    208
                                    ----  ----  ----  ----  ----  -----  -----
Interest expense:
 Consolidated companies...........    41    36    17    13    18     13     17
 50% or more owned unconsolidated
  companies.......................    17     4     3     2     7      5      6
 Capitalized interest costs.......     2     2     3     8     7      5     11
 Amortization of debt discount and
  issuance costs..................     1     1     1     1     1      1      1
 Appropriate portion of rentals
  under operating leases..........    15    17    17    18    18     14     15
                                    ----  ----  ----  ----  ----  -----  -----
 Total fixed charges..............    76    60    41    42    51     38     50
                                    ----  ----  ----  ----  ----  -----  -----
 Capitalized interest costs.......    (2)   (2)   (3)   (8)   (7)    (5)   (11)
                                    ----  ----  ----  ----  ----  -----  -----
Earnings available for fixed
 charges..........................  $157  $270  $342  $219  $268  $ 202  $ 247
                                    ====  ====  ====  ====  ====  =====  =====
Ratio.............................   2.1x  4.5x  8.3x  5.2x  5.3x   5.3x   4.9x
                                    ====  ====  ====  ====  ====  =====  =====

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                       PREFERRED AND PREFERENCE DIVIDENDS

                                                                  FIRST NINE
                                                                    MONTHS
                                                                  ------------
                                    1992  1993  1994  1995  1996  1996   1997
                                    ----  ----  ----  ----  ----  -----  -----
                                                 $ MILLIONS
Earnings before income taxes......  $ 76  $205  $294  $177  $214   $164   $199
Tax provision of 50% or more owned
 unconsolidated companies.........     3     3     6     5     6      2      6
Amortization of capitalized
 interests:
 Consolidated companies...........     3     3     3     2     3      2      3
 50% or more owned unconsolidated
  companies.......................     1     1     1     1     1      1    --
                                    ----  ----  ----  ----  ----  -----  -----
 Adjusted earnings before income
  taxes...........................    83   212   304   185   224    169    208
Interest expense:
 Consolidated companies...........    41    36    17    13    18     13     17
 50% or more owned unconsolidated
  companies.......................    17     4     3     2     7      5      6
 Capitalized interest costs.......     2     2     3     8     7      5     11
 Amortization of debt discount and
  issuance costs..................     1     1     1     1     1      1      1
 Appropriate portion of rentals
  under operating leases..........    15    17    17    18    18     14     15
 Preferred and preference dividend
  requirements....................     8     8   --    --    --     --     --
 Factor...........................  1.12  1.11   --    --    --     --     --
                                    ----  ----  ----  ----  ----  -----  -----
                                       9     9   --    --    --     --     --
                                    ----  ----  ----  ----  ----  -----  -----
 Total fixed charges..............    85    69    41    42    51     38     50
                                    ----  ----  ----  ----  ----  -----  -----
 Capitalized interest costs.......    (2)   (2)   (3)   (8)   (7)    (5)   (11)
                                    ----  ----  ----  ----  ----  -----  -----
Earnings available for fixed
 charges..........................  $166  $279  $342  $219  $268   $202   $247
                                    ====  ====  ====  ====  ====  =====  =====
Ratio.............................  2.0x  4.0x  8.3x  5.2x  5.3x   5.3x   4.9x
                                    ====  ====  ====  ====  ====  =====  =====